UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2012

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50549	62-1715807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with sale by GTx, Inc. (the “Company”) of its rights to the metastatic breast cancer product, FARESTON®, and certain assets related thereto to Strakan International S.à r.l., an affiliate of ProStrakan Group plc (the “Purchaser”), as reported under Item 2.01 of this Current Report on Form 8-K, the Company and Orion Corporation (“Orion”) agreed to terminate that certain Amended and Restated License and Supply Agreement, dated January 1, 2005, as amended, between the Company and Orion (the “Orion Supply Agreement”) as well as certain other agreements between the Company and Orion related to the Orion Supply Agreement (collectively, the “Orion Agreements”). Pursuant to the Orion Supply Agreement, the Company obtained an exclusive license from Orion to develop and commercialize toremifene-based products for all human indications worldwide, except breast cancer outside of the United States, and Orion agreed to manufacture and supply all of the Company’s needs for clinical trial and commercial grade material for toremifene-based products developed and marketed in the United States and abroad, including toremifene globally and FARESTON® in the United States. The termination of the Orion Agreements, including the Orion Supply Agreement, was effective as of September 30, 2012. As consideration for Orion’s agreement to terminate the Orion Agreements and to enter into certain agreements with the Purchaser to effect the FARESTON® sale reported under Item 2.01 of this Current Report on Form 8-K, the Company agreed to pay to Orion $1.0 million in cash (the “Orion Termination Fee”) on or prior to October 5, 2012.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 28, 2012, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with the Purchaser pursuant to which the Company agreed to transfer, sell and assign to the Purchaser all of the Company’s rights to the metastatic breast cancer product, FARESTON®, and certain assets related thereto (collectively, the “FARESTON® Assets”) for $21.58 million in cash plus payment for the related product inventory to be transferred to the Purchaser as of the closing of the transactions contemplated by the Purchase Agreement. Neither the Company nor any of its affiliates has had a material relationship with the Purchaser, other than in respect of the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, effective as of September 30, 2012, the Company and the Purchaser completed the sale of the FARESTON® Assets (the “FARESTON® Sale”) for a total cash purchase price of approximately $21.67 million, including payment for purchased inventory. For accounting purposes, the FARESTON® Sale will be treated as a discontinued operation.

The Purchase Agreement contains customary representations and warranties regarding the Company, the Purchaser and the FARESTON® Assets, post-closing covenants regarding the FARESTON® Assets, indemnification provisions and other customary provisions. In addition, subject to the terms of the Purchase Agreement, the Company agreed, for a period of five years following the closing of the FARESTON® Sale, not to develop, manufacture or commercialize a product in the breast cancer field in the United States that contains toremifene or a product containing a selective estrogen receptor modulator that would be competitive with FARESTON®. Pursuant to the Purchase Agreement, each of the Company and the Purchaser agreed to indemnify the other for breaches of representations, warranties and covenants, as well as the failure to satisfy their respective liabilities, including, in the case of the Company, a retained liability of approximately $1.2 million related to future sales returns of product sold by the Company prior to the FARESTON® Sale.

The foregoing summary of certain terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. The Purchase Agreement is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the FARESTON® Assets, the Company or the Purchaser. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the FARESTON® Assets, the Company or the Purchaser. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

On October 1, 2012, the Company issued a press release regarding the matters described in this Item 2.01, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated into this Current Report on Form 8-K by reference.

Item 2.02 Results of Operations and Financial Condition.

The information set forth in Item 2.05 of this Current Report on Form 8-K with respect to the estimated charge relating to the FARESTON® Sale that the Company expects to recognize for the third quarter of 2012 is incorporated by reference into this Item 2.02.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As described in Item 2.01, the Company completed the FARESTON® Sale pursuant to the Purchase Agreement effective as of September 30, 2012. The Company estimates that the total pre-tax charge relating to the FARESTON® Sale will be approximately $2.8 million, which is expected to consist of cash expenditures. The charge will consist of the Orion Termination Fee, financial advisory fees of approximately $1.7 million, and other costs of up to approximately $100,000. The Company expects to recognize all of these costs in the third quarter of 2012. The charges that the Company expects to incur in connection with the FARESTON® Sale are subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the FARESTON® Sale.

The Company’s estimates of costs and charges relating to the FARESTON® Sale are preliminary and based on a number of significant assumptions. The estimated amounts concerning the anticipated costs and charges constitute forward-looking statements and are based on management’s expectations and beliefs concerning future events affecting the Company. The actual costs and charges resulting from the FARESTON® Sale may materially differ from what has been estimated at this time. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

Unaudited pro forma financial information giving effect to the FARESTON® Sale and the notes related thereto are included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of September 28, 2012, by and between the Company and Strakan International S.à r.l.*

99.1	Press release, dated October 1, 2012, titled “GTx Announces Sale of Fareston®”

99.2	Unaudited pro forma financial information and notes related thereto

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission. In addition, confidential treatment has been requested as to certain portions of this exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: October 3, 2012	By:	/s/ Henry P. Doggrell
Name: Henry P. Doggrell
Title: Vice President, General Counsel and Secretary

EXHIBITS

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of September 28, 2012, by and between the Company and Strakan International S.à r.l.*

99.1	Press release, dated October 1, 2012, titled “GTx Announces Sale of Fareston®”

99.2	Unaudited pro forma financial information and notes related thereto

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission. In addition, confidential treatment has been requested as to certain portions of this exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.